UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2014

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the Company’s future performance and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated May 13, 2014, and the accompanying base prospectus dated February 21, 2014, as filed with the U.S. Securities and Exchange Commission (“SEC”) on February 14, 2014. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01. Entry into a Material Definitive Agreement.

On May 13, 2014, Gladstone Capital Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,200,000 shares of 6.75% Series 2021 Term Preferred Stock, par value $0.001 per share, at a purchase price to the public of $25.00 per share (“Series 2021 Term Preferred Shares”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 240,000 shares of Series 2021 Term Preferred Shares on the same terms and conditions to cover over-allotments, if any. The Series 2021 Term Preferred Shares were offered and sold pursuant to a prospectus supplement, dated May 13, 2014, and a base prospectus, dated February 21, 2014, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-185191). The Company expects the transaction to close on or about May 20, 2014. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the Series 2021 Term Preferred Shares on or about May 20, 2014, materially impacts the rights of the holders of the Company’s common stock (the “Common Stock”) as follows: (i) like the Company’s existing and outstanding 7.125% Series 2016 Term Preferred Shares, par value $0.001 (“Series 2016 Term Preferred Shares”) the Articles Supplementary (defined below) prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series 2021 Term Preferred Shares are outstanding, unless all accrued and unpaid dividends on such Term Preferred Shares are paid in their entirety; (ii) consistent with the rights of the Series 2016 Term Preferred Shares, the holders of the Series 2021 Term Preferred Shares, together with the holders of the Series 2016 Term Preferred Shares, have the right to elect two directors of the Company; (iii) like the Series 2016 Term Preferred Shares, in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series 2021 Term Preferred Shares equal to at least two full years of dividends, the holders of the Term Preferred Shares have the right to elect a majority of the Board; (iv) similar to the Series 2016 Term Preferred Shares, the Series 2021 Term Preferred Shares have a liquidation preference equal to $25 plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) consistent with the voting rights of the Series 2016 Term Preferred Shares, the holders of Series 2021 Term Preferred Shares generally vote together with the holders of the Common Stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares 6.75% Series 2021 and Appendix A thereto (the “Articles Supplementary”) setting forth the terms of the Series 2021 Term Preferred Shares created thereby, were filed with the State Department of Assessments and Taxation of Maryland on May 14, 2014. The following is a summary of the material terms of the Articles Supplementary, as it pertains specifically to the Series 2021 Term Preferred Shares:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series 2021 Term Preferred Shares will be entitled to receive a liquidation distribution per share equal to $25 per share (the

“Liquidation Preference”), plus an amount equal to all accrued but unpaid dividends, if any, and distributions accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment.

Dividends

The Series 2021 Term Preferred Shares will pay a monthly dividend at a fixed annual rate of 6.75% of the Liquidation Preference, or $1.6875 per share per year. The first dividend is expected to be paid on June 30, 2014 to holders of record as of the close of business on June 19, 2014.

Redemption

Term Redemption. The Company is required to redeem all outstanding Series 2021 Term Preferred Shares on June 30, 2021.

Mandatory and Optional Asset Coverage Redemptions. The Company may also be required to redeem certain outstanding Series 2021 Term Preferred Shares if the Company fails to maintain an Asset Coverage ratio (as defined below) of at least 200% as of the close of business on any Business Day (as defined in the Articles Supplementary) on which Asset Coverage is required to be calculated, and such failure is not cured by the close of business on the date that is 30 calendar days following such Business Day (referred to in this report as an Asset Coverage Cure Date). In such case, the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of all of the Company’s preferred stock (including the Series 2021 Term Preferred Shares) (the “Preferred Stock”) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at the Company’s sole discretion, the Company may redeem such number of shares of Series 2021 Term Preferred Shares that will result in the Company having an Asset Coverage ratio of up to and including 240%. Asset Coverage for purposes of the Preferred Stock is a ratio calculated under Sections 18(h) and 61 of the 1940 Act, as in effect on the date of the Articles Supplementary, and is determined on the basis of values calculated as of a time within two business days preceding each determination.

Change of Control Redemption. Upon certain change of control triggering events, the Company will be required to redeem all of the outstanding Series 2021 Term Preferred Shares.

Optional Redemption. After June 30, 2017, the Company may redeem the Series 2021 Term Preferred Shares in whole or from time to time, in part at its option.

In each of the above cases of redemption, term redemption, mandatory and optional asset coverage redemption, change of control redemption and optional redemption, the Series 2021 Term Preferred Shares are to be redeemed at a redemption price equal to $25 per share plus an amount equal to all unpaid dividends and distributions on such share accumulated to (but excluding) the redemption date, if such redemption date occurs after the applicable record date for a dividend but on or prior to the related dividend payment date, the dividend payable on such dividend payment date to the holders of record of such shares shall be payable at the close of business on the applicable record date, and shall not be payable as part of the redemption price.

Voting

Except as otherwise provided in the Company’s Articles of Amendment and Restatement to the Articles of Incorporation or as otherwise required by law, (1) each holder of the Preferred Stock (including the Series 2021 Term Preferred Shares) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, will elect at least two of the Company’s directors and will be entitled to elect a majority of the Company’s directors if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until the Company corrects that failure. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock.

Issuance of Additional Preferred Stock

So long as any shares of the Term Preferred Stock (including the Series 2021 Term Preferred Shares) are outstanding, the Company may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of its senior securities representing stock under Sections 18 and 61 of the 1940 Act, ranking on parity with the Term Preferred Stock as to payment of dividends and distribution of assets, in addition to the then outstanding Term Preferred Stock, in each case in accordance with applicable law, provided that the Company, immediately after giving effect to the issuance of such additional Preferred Stock, has Asset Coverage of at least 200%.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 13, 2014, incorporated by reference to Exhibit 2.h.2 to Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333- 185191), filed May 15, 2014.

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, 6.75% Series 2021, incorporated by reference to Exhibit 3.3 to Form 8-A (File No. 001-35332), filed May 15, 2014.

4.1	Specimen 6.75% Series 2021 Term Preferred stock certificate, incorporated by reference to Exhibit 4.3 to Form 8-A (File No. 001-35332), filed May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)

May 19, 2014	By:	/s/ Melissa Morrison
(Melissa Morrison, Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 13, 2014, incorporated by reference to Exhibit 2.h.2 to Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333- 185191), filed May 15, 2014.

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, 6.75% Series 2021, incorporated by reference to Exhibit 3.3 to Form 8-A (File No. 001-35332), filed May 15, 2014.

4.1	Specimen 6.75% Series 2021 Term Preferred stock certificate, incorporated by reference to Exhibit 4.3 to Form 8-A (File No. 001-35332), filed May 15, 2014.